Exhibit 3.2

                                                                  Composite Copy
                                                               as of May 7, 1997

                                     BYLAWS
                                       OF
                    AMERICAN CONSOLIDATED LABORATORIES, INC.
                     (formerly Salvatori Ophthalmics, Inc.)


                                    ARTICLE I
                                     Offices

         Section 1. Registered Office. The registered office of Salvatori Ophthalmics, Inc., a Florida corporation (hereinafter called the Corporation), in the State of Florida, shall be located at the office of the Corporation's registered agent in the State of Florida.

         Section 2. Other Offices. The Corporation may have such other offices in such places, either within or without the State of Florida, as the Board of Directors of the Corporation (hereinafter called the Board) may from time to time determine.


                                   ARTICLE II
                            Meetings of Stockholders

         Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held on such date and at such time as shall be designated by the Board. If any annual meeting shall not be held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as conveniently may be.

         Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or by a majority of the directors and shall be called by the Secretary upon the written request of stockholders holding of record in the aggregate at least one-half of the shares of stock of the Corporation entitled to vote at such meeting, or otherwise as provided by the Florida General Corporation Act.

         Section 3. Place of Meeting. All meetings of the stockholders shall be held at such place or places, within or without the State of Florida, as may from time to time be designated by the Board.

         Section 4. Notice of Meeting. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, written notice of the time, place and purposes of any meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting as least ten days and not more than sixty before the date of the meeting by delivering the written notice to the stockholder personally, or by mailing (postage prepaid) the written notice at his post


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office address as the same shall appear on the books of the Corporation. Notice of any meeting may be waived as provided in Article IX of these Bylaws.

         Section 5. Voting. Each holder of stock entitled to vote shall be entitled to vote at meetings of stockholders, either in person or by proxy appointed in writing, and, except as otherwise required by statute, each holder of stock entitled to vote shall be entitled to one vote for each share of such stock registered in his name on the books of the Corporation on such date as may be fixed pursuant to Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. The vote on any question need not be by ballot.

         Section 6. Quorum. Unless otherwise provided by laws or by these Bylaws, the holders of a majority in amount of the outstanding stock entitled to vote represented in person or by proxy at any meeting of the stockholders and adjournments thereof, shall constitute a quorum for the transaction of business and, unless expressly otherwise provided in these Bylaws, all proceedings taken must be approved by a majority of the stock represented at such meeting and entitled to vote thereat, and by the vote of any additional amount of stock required by law.

         Section 7. Adjournment of Meetings. A majority of the stockholders entitled to vote and present at any meeting either in person or by proxy, whether or not a quorum is present, may adjourn the meeting from time to time without further notice to stockholders or upon such notice to stockholders as they may deem advisable, and at such adjourned meeting any business which might properly have come before the original meeting may be considered and acted upon.

         Section 8. Action Without A Meeting. The provisions of these Bylaws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action shall be signed by the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

                                   ARTICLE III
                               Board of Directors

         Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with statute, the Certificate of Incorporation or these Bylaws.

         Section 2. Number, Qualifications and Term of Office. The number of directors shall be such number, not less than three, as shall be initially elected by the incorporator and as shall be fixed from time to time thereafter by resolution of the Board. Directors need not be stockholders.

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Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall have qualified, or until his earlier death, earlier resignation or earlier removal.

         Section 3. Resignation. Any director may resign at any time by giving notice to the Chairman of the Board or to the Board, in writing or by telegraph, cable or wireless. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal. Any one or more of the Directors may be removed, either with or without cause, at any time by the affirmative vote or consent of stockholders holding a majority of the outstanding shares entitled to vote, either at a meeting of stockholders or by action taken pursuant to Section 8 of
Article II of these Bylaws.

         Section 5. Vacancies. Except as provided in the Certificate of Incorporation, any vacancy in the Board, whether caused by death, resignation, increase in the number of directors (whether by resolution of the Board, amendment of these Bylaws or otherwise) or any other case, may be filled either by the stockholders of the Corporation entitled to vote for the election of directors, at a meeting of the stockholders called for the purpose, by action taken pursuant to Section 8 of Articles II of these Bylaws, or by vote of the majority of the directors then in office though less than a quorum; and each director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified, or until his earlier death, earlier resignation, or earlier removal.

         Section 6. First Meeting. Promptly after, and on the same day as, each annual election of directors, the Board may, if a quorum be present, meet at the place at which such election was held, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time and place which shall be specified in a notice given hereinafter provided for special meetings of the Board.

         Section 7. Regular Meetings. Regular meetings of the Board shall be held at such time and places as the Board shall determine. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, notice of regular meetings need not be given.

         Section 8. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the Secretary on the written request of a majority of the directors. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or wireless, or shall be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, the purposes of any special meeting shall not be

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required to be stated in the notice thereof. Notice of any special meeting may be waived as provided in Article IX of these Bylaws.

         Section 9. Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Florida as it may from time to time determine by resolution, or as shall be specified in the respective notices of meetings.

         Section 10. Quorum and Manner of Acting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, two directors (but in no case less than one third of the total number of directors) shall constitute a quorum for the transaction of business at any meetings, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given.

         Section 11. Committees of Board of Directors. The Board may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, in addition to the Executive Committee, the Audit Committee and the Compensation Committee. Each committee to consist of two or more of the directors of the Corporation (and such alternate members as the Board may designate), which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board in the management of the property, business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined form time to time by resolution adopted by the Board. A majority of all the members of such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Florida, of its meetings and specify what notice thereof, if any, shall be given unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

         Section 12. Consents. Any action required or permitted to be taken at any meeting of the Board or of a Committee of the Board may be taken without a meeting if all members of the Board or Committee consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board or Committee, as the case may be.

         Section 13. Meetings by Telephone. The members of the Board or of any Committee of the Board may participate in a meeting of the Board or of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

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                                   ARTICLE IV
                               Executive Committee

         Section 1. Appointment and Powers. The board of directors may, by resolution passed by a majority of the entire board, designate three or more of its number to constitute members of an executive committee, which committee shall have and may exercise, between meetings of the board, all the authority of the board in the management of the business and affairs of the corporation except that the executive committee shall not have authority with respect to the following matters:

         (a) The submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the certificate of incorporation;

         (b) The filling of vacancies in the board or in any committee of the board, including the executive committee;

         (c) The fixing of compensation of directors for serving on the board or on any committee of the board including the executive committee;

         (d) The amendment or repeal of these bylaws or the adoption of new bylaws;

         (e) The amendment or repeal of any resolution of the board which by its terms may be amended or repealed only by the board; and

         (f) The approval of any commitment in excess of $500,000.00.

         The board shall have power at any time to change the membership of the executive committee, to fill all vacancies in it and to discharge it, either with or without cause.

         Section 2. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the executive committee must be authorized by the affirmative vote of a majority of all of the members of the executive committee.

           Section 3. Action Without a Meeting. Any action that may be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all members of the executive committee.

           Section 4. Procedure. The executive committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report any action taken by it to each director of the corporation promptly after any such action shall have been taken.

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                                    ARTICLE V
                                 Audit Committee

           Section 1. Appointment. The audit committee shall consist solely of directors who are independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. No director Who is an affiliate of the corporation or an officer or employee of the corporation shall be qualified for audit committee membership.

           Section 2. Duties. The audit committee shall assist the board of directors in fulfilling its responsibilities for the corporation's accounting and financial reporting practices and provide a channel of communication between the board of directors and the corporation's independent auditors.

         To accomplish the above purposes, the audit committee shall:

         (a) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion on financial statements.

         (b) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination.

         (c) Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention to those areas on which either the committee or the auditors believe emphasis is necessary or desirable.

         (d) Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation.

         (e) Inquire into the effectiveness of the company's accounting and internal control functions through discussions with the auditors and appropriate officers of the company and exercise supervision of the company's policies which prohibit improper or illegal payments.

         (f) Review with the auditors and management any registration statement which shall be filed by the corporation in connection with the public offering of securities and such other public financial reports as the committee or the board of directors shall deem desirable.

         (g) Report to the board of directors on the results of the committee's activities and recommend to the board of directors any changes in the appointment of independent auditors which the committee may deem to be in the best interests of the company and its stockholders.

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         (h) Meet directly with the chief financial officer of the corporation, and establish procedures whereby the chief financial officer of the corporation can meet directly with the chairman of the audit committee.

         (i) Have such other powers and perform such other duties as the board shall, from time to time, grant and assign to it.

                                   ARTICLE VI
                             Compensation Committee

Section 1. Appointment and Duties. The board of directors may, by resolution passed by a majority of the entire board, designate three or more of its number to constitute members of a compensation committee, which committee shall study and make recommendations to the entire board concerning the cash compensation of the chief executive officer, the ranges of staff level cash compensation, and, for all employees, cash profit-sharing plans and non-cash compensation and fringe benefit programs.

                                   ARTICLE VII
                                    Officers

         Section 1. Number and Qualification of Officers. The principal officers of the Corporation shall be a Secretary and one or more of the following, as determined from time to time by the Board of Directors: a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, and one or more Assistant Officers. If the Board elects to have a Chairman of the Board or a President, the persons filling those positions must be directors. A single officer may hold one or more offices, as determined by the Board of Directors.

         Section 2. Election and Term of Office. The officers shall be chosen annually by the Board. Each officer shall hold office until his successor shall have been elected and shall have qualified, or until his earlier resignation or removal in the manner hereinafter provided.

         Section 3. Powers and Duties of Officers. The Secretary shall be responsible for preparing minutes of the meetings of the Board of Directors and the meetings of the shareholders of the Corporation. The Secretary shall also be responsible for authenticating the records of the Corporation and may have such other powers and duties as the Board of Directors may from time to time determine. The powers and duties of the remaining officers shall be as determined from time to time by resolution of the Board of Directors, or in such other manner as the Board may authorize, not inconsistent with statute, the Articles of Incorporation and these Bylaws.

         Section 4. Resignation and-Removal. Any officer may resign at any time by giving notice to the Chairman of the Board or to the Board, in writing or by telegraph, cable or wireless. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the President or by the Board; and, unless otherwise specified therein, the

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acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, at any time by the vote of a majority of the Board.

         Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for an unexpired portion of the term by the Board.


                                  ARTICLE VIII
                 Contracts, Checks Drafts and Other Instruments

         Section 1. Contracts. The Board may by resolution authorize any officer or officers, or agent or agents, to enter into any contract or engagement and to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board.

         Section 3. Voting Securities of Other Corporations. Securities owned by the Corporation in any other corporation or issuers shall be voted (to the extent they are voting securities) by such officer or other agent of the Corporation as may be designated or authorized by the Board of Directors.


                                   ARTICLE IX
                               Capital Stock -Seal

         Section 1. Certificate for Stock. Every holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him; provided, however, that if such certificate is countersigned (a) by a transfer agent or other than the Corporation or tie employee or (b) by a registrar (who may be the transfer agent) other than the Corporation or its employee, the signatures of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer who shall have signed, or whose facsimile signature shall have been placed upon, any such form of certificate or certificates shall cease to be such officer before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though he were such officer at the date of issue.

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         Section 2. Transfer of Stock. Title to a certificate and to the shares of stock of the Corporation represented thereby shall be transferred only

         (a) by delivery of the certificate endorsed either in blank or to a specified person or the person appearing by the certificate to be the owner of the shares represented thereby, or
         (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

         Section 3. Registered Holders. The Corporation shall be entitled to treat the registered holder of any certificate for stock of the Corporation as the absolute and exclusive owner thereof and of the shares represented thereby for all purposes, including without limitation the right to receive dividends and to vote and liability for calls and assessments, and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by statute.

           Section 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with statute, the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Agents and one or more Registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them. Any Transfer Agent may also serve as Registrar.

           Section 5. Seal. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                    ARTICLE X
                                   Record Date

         The provision governing the record date for determining stockholders of record for various purposes shall be as follows:

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of a stock or for the purpose of any other lawful action, the

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Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         (b)  If no record date is fixed:

               (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the day on which the written consent is expressed.

               (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may at its option fix a new record date for the adjourned meeting.

                                   ARTICLE XI
                                 Indemnification

         The Corporation shall indemnify each of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Florida.

                                   ARTICLE XII
                                Waivers of Notice

         Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of the directors shall constitute a waiver of notice of such meeting, except when the stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE XIII
                                   Amendments

         Subject to any limitations that may be imposed by the stockholders, the Board may make Bylaws and from time to time may alter, amend or repeal any Bylaws. The stockholders may also adopt, alter, amend or repeal any Bylaws at any meeting provided that notice of such proposed adoption, alteration, amendment or repeal is included in the notice of such meeting.

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